Exhibit 10.17
STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 27, 2006 by and between Accountabilities, Inc., a Delaware corporation (the “Issuer”) and Tri-State Employment Services, Inc., a Nevada corporation (the “Investor”).

RECITALS

WHEREAS, the Investor desires to purchase from the Issuer, and the Issuer desires to issue and sell to the Investor, 1,000,000 shares (the “Shares”) of the Issuer’s Common Stock, $.01 par value (the “Common Stock”); and

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

SALE AND PURCHASE OF COMMON STOCK

1.1  Sale and Purchase of Common Stock.  Upon the terms and subject to the conditions set forth herein, the Issuer hereby issues and sells to the Investor and the Investor hereby purchases from the Issuer one million (1,000,000) Shares for a cash purchase  (the “Purchase Price”) price per Share equal to $.40 ($400,000 in the aggregate).  Contemporaneous with the execution of this Agreement, the Investor is (a) paying Two Hundred Thousand Dollars ($200,000) by wire transfer to an account designated by the Issuer and (b) delivering a promissory note (the Note”) payable to the Issuer in the remaining amount of the Purchase Price, and the Issuer is delivering certificates representing the Shares to the Investor registered in the name of the Investor.  The form of Note is attached hereto as Exhibit A.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

2.1  Organization and Standing; Certificate of Incorporation and By-laws.  The Issuer is a corporation duly organized and existing under the laws of Delaware and is in good standing under such laws.  Each of the Issuer’s Subsidiaries is a corporation duly organized and existing under the laws of its respective jurisdiction of incorporation and is in good standing under such laws.  Each of the Issuer and its Subsidiaries has the requisite corporate power to own the properties owned by it and to conduct business as being conducted by it.

2.2  Corporate Power.  The Issuer has the requisite corporate power and authority to enter into this Agreement, issue and sell the Shares to the Investor and carry out and perform its obligations under the terms of this Agreement.

2.3  Capitalization.  The Issuer’s authorized capital stock consists of 95,000,000 shares of Common Stock, of which 12,600,000 shares are issued and are outstanding as of the date of this Agreement, and 5,000,000 shares of Preferred Stock, of which no shares are outstanding as of the date of this Agreement.  All the aforesaid issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Issuer for the purchase or acquisition of any shares of its capital stock.

2.4  Authorization.  All corporate action on the part of the Issuer necessary for the authorization, execution, delivery and performance by the Issuer of this Agreement and the consummation of the transactions contemplated herein and for the authorization, issuance and delivery of the Shares has been taken.  This Agreement is a valid and binding agreement of the Issuer, enforceable in accordance with its terms.  The execution, delivery and performance by the Issuer of this Agreement and compliance herewith and the issuance and sale of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of law to which the Issuer is subject, the Issuer’s Certificate of Incorporation or By-laws, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Issuer or any predecessor thereof is a party or by which it is bound, or result in the creation of any lien, charge, mortgage or other encumbrance (“Lien”) upon any of the properties or assets of the Issuer pursuant to any such term, or result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Issuer’s operations or any of its assets or properties.  No shareholder has any preemptive rights or rights of first refusal by reason of the issuance of the Shares.  The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any Liens.

2.5  Financial Information.  The Issuer has delivered to Investor (A) an unaudited balance sheet of the Issuer’s professional and workforce solutions staffing services operations (the “Operations”) as of September 30, 2006 and (B) an unaudited statement of operations and an unaudited statement of cash flows of the  Operations for the fiscal year ended September 30, 2006 (the “Financial Statements”).  The Financial Statements present fairly the financial position, results of operations, cash flows, changes in financial position and changes in shareholders’ equity (deficit), as applicable, of the Operations at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved (except as otherwise indicated in the notes thereto) and show all material liabilities, absolute or contingent, of the Operations required to be recorded therein in accordance with generally accepted accounting principles as at the respective dates thereof (subject to customary year-end audit adjustments).

2.6  Consents.  No consent, approval, qualification, order or authorization of, or filing with, any governmental or regulatory authority is required in connection with the Issuer’s valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by the Issuer, or the consummation of any other transaction contemplated on the part of the Issuer hereby, except the filing of notices under applicable state and federal securities laws.

2.7  No Undisclosed Liabilities.  Except (i) as and only to the extent set forth on the Financial Statements, (ii) as disclosed on Schedule 2.9 hereto and (ii) for liabilities and obligations incurred in the ordinary course of business since September 30, 2006 consistent with past practice, the Issuer has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, that would be required to be recorded on a balance sheet prepared in accordance with generally accepted accounting principles.

2.8  Compliance with Laws and Orders.  The Issuer is in compliance in all material respects with all applicable laws, rules, regulations, permits, orders or other pronouncements of any governmental entity having the effect of law and no action or proceeding is pending or, to the Issuer’s knowledge, threatened, against the Issuer alleging any failure to so comply.

2.9  Tax Status.  Except as set forth on Schedule 2.9:

(a)
the Issuer (i) has made or filed all federal, state, local and foreign tax returns, reports, statements and declarations required by any jurisdiction to which it is subject, and each such return, report, statement and declaration is true, correct and complete in all material respects, (ii) has paid all material taxes, penalties, interest, additions to tax and other governmental assessments and charges to the extent due and payable, whether or not shown to be due on any such return, report, statement or declaration, (iii) has withheld or deducted all material taxes or other amounts from payments to employees or other persons required to be deducted or withheld, and has timely paid over such taxes or other amounts to the appropriate taxing authorities to the extent due and payable and (iv) has set aside on its books provisions adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports, statements or declarations apply; and

(b)	there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Issuer, there is no basis for any such claim.

2.10  No Stockholder Approval.  No stockholder approval is required to be obtained by the Issuer for the sale or issuance of the Shares to the Investor hereby or for the Issuer’s performance of this Agreement.  Each of the Sellers under that certain Stock Purchase Agreement dated as of the date of this Agreement between such Sellers and the Investor has been made aware of the transactions contemplated by this Agreement, including the Purchase Price, and has consented thereto.

2.11  Disclosure.  No representations or warranties in this Article II of this Agreement, including the Schedules, and no statement contained in any document (including the Financial Statements) furnished to the Investor or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. There are no facts known to the Issuer which have or could reasonably be expected to have a material adverse effect  on the assets, liabilities (contingent or otherwise), results of operations, financial condition or prospects of the Issuer which have not been set forth in this Agreement, including any Schedule and the Financial Statements.

ARTICLE III.

REPRESENTATION AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Issuer as follows:

3.1  Corporate Power.  The Investor has the requisite corporate power and authority to enter into this Agreement and the requisite corporate power and authority to purchase the Shares and to carry out and perform its obligations under this Agreement.

3.2  Investment.  The Investor is acquiring the Shares for investment for its own account (or for the account of one of its Subsidiaries) and not with the view to, or for resale in connection with, any distribution thereof.  It understands that the Shares have not been and, subject to the terms of this Agreement, will not be registered under the Securities Act by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as express herein.

3.3  Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

3.4  Limitations on Disposition.  The Investor acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and, except as provided in Article V, the Issuer has no obligation to register the Shares or make available an exemption from registration.  The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.  The Investor consents to affixing on certificates representing the Shares the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL FOR OR SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

3.5  Access to Data.  The Investor has had an opportunity to discuss the Issuer’s business, management and financial affairs with the Issuer’s management.  The Investor understands that the Issuer is considering (a) a transaction (a “Sale Transaction”) in which would transfer a substantial portion of its business and operations to a corporation in exchange for shares of that corporation which has shares traded on the OTC Bulletin Board (a “Potential Purchaser”) and (b) issuing convertible notes and warrants in a private placement transaction which could ultimately have the effect of diluting the Investor’s percentage interest in the

Issuer. The Investor agrees that it shall not use any such information, or disclose such information to others for use, in connection with purchasing, selling or trading in the securities of the Issuer or any Potential Purchaser identified to it in any manner that is in violation of legal or regulatory restrictions applicable from time to time, and Investor acknowledges a duty not to purchase, sell or trade in securities on the basis of any material inside information that is not publicly known.

3.6  Authorization.  All corporate action on the part of the Investor necessary for the authorization, execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated herein has been taken.  This Agreement is a valid and binding agreement of the Investor, enforceable in accordance with its terms.  The execution, delivery and performance by the Investor of this Agreement and compliance herewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of law to which the Investor is subject, the Investor’s Articles of Incorporation, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Investor or any predecessor thereof is a party or by which it is bound.

ARTICLE IV.

BOARD REPRESENTATION

As soon as reasonably practicable after the date hereof, the Board of Directors of the Issuer shall appoint a designee of Investor as a director of the Company.  For so long as the Investor owns all of the Shares it is acquiring pursuant to this Agreement and the shares of Issuer Common Stock being acquired pursuant to the Stock Purchase Agreement of even date herewith between Investor and certain stockholders of Issuer, the Board of Directors will include a designee of Investor on each  slate of nominees proposed to stockholders of the Issuer for election to the Board of Directors and shall recommend to the stockholders the election of such designee to the Board..  The Issuer will not enter into a Sale Transaction unless the Potential Purchaser agrees to a similar provision with respect to representation on the Board of Directors of the Potential Purchaser.

ARTICLE V.

INDEMNITY

5.1             Indemnification by the Issuer.   Subject to the terms and conditions of this Article V, the Issuer agrees to reimburse, indemnify and hold harmless the Investor, its directors, officers, employees, agents, representatives and its present and future affiliates (each, an “Investor Indemnified Party”) from, against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties, and reasonable attorneys’ fees and disbursements (collectively, “Losses”) incurred by any Investor Indemnified Party resulting from, or that exist, relate, or arise due to, any of the following (collectively, “Investor Claims”):

(a)	prior to their expiration in accordance with Section 6.3, any breach of any representation or warranty made by the Issuer in this Agreement;

(b)	the nonfulfillment of any covenant or agreement of the Issuer pursuant to this Agreement; and

(c)	any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or initiated to enforce the indemnification provisions herein.

5.2             Indemnification by the Investor.  Subject to the terms and conditions of this Article V, the Investor agrees to reimburse, indemnify and hold harmless the Issuer, and its directors, officers, employees, agents, representatives and its present and future affiliates (collectively, the “Issuer Indemnified Parties”) from, against and in respect of any and all Losses incurred by any Issuer Indemnified Party resulting from, or that exist or arise due to, any of the following (collectively, “Issuer Claims,” and together with Investor Claims, “Claims”):

(a)	prior to their expiration in accordance with Section 6.3, any breach of any representation or warranty made by the Investor in this Agreement;

(b)	the nonfulfillment of any covenant or agreement of the Investor pursuant to this Agreement; and

(c)	any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or initiated to enforce the indemnification provisions herein.

5.3  Procedures for Indemnification.  No party shall be liable for any Claim for indemnification under this Article V unless written notice of a Claim for indemnification is delivered by the party seeking indemnification (the “Indemnified Party”) to the party from whom indemnification is sought (the “Indemnifying Party”) prior to the expiration of the applicable survival period, if any, set forth in Section 6.3.  If any third party notifies the Indemnified Party with respect to any matter which may give rise to a Claim for indemnification (a “Third Party Claim”) against the Indemnifying Party under this Article V, then the Indemnified Party shall notify the Indemnifying Party promptly thereof in writing and in any event within 30 days after receiving notice from a third party; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially prejudiced thereby.  All notices given pursuant to this Section 5.3 shall describe with reasonable specificity the Third Party Claim and the basis of the Indemnified Party’s Claim for indemnification.  Upon the Indemnified Party giving notice of the Third Party Claim to the Indemnifying Party, the Indemnifying Party shall be entitled to participate therein and, to the extent desired, to assume the defense thereof with counsel of its choice as long as the Indemnifying Party agrees in writing that the Indemnified Party is entitled to indemnification by the Indemnifying Party for such action.  If the Indemnifying Party provides the Indemnified Party with notice of its determination to assume the defense of such Third Party Claim, the Indemnified Party may nevertheless participate in (but not control) such defense, but the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the Third

Party Claim, other than reasonable costs of investigation, unless the Indemnifying Party does not actually assume the defense thereof following notice of such election.  If the Indemnifying Party does not assume the defense of such Third Party Claim, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party.  Neither the Indemnified Party nor the Indemnifying Party shall consent to the entry or any judgment or enter into any settlement of any Third Party Claim that might give rise to liability of the other party under this Article V without such party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

MISCELLANEOUS

5.4  Opinion of Counsel.  Contemporaneous wit the execution of this Agreement, the Issuer shall deliver or cause to be delivered an opinion of counsel in a form satisfactory to Investor.

5.5  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware.

5.6  Survival.  The representations, warranties, covenants and agreements made herein shall for one year after the date hereof.

5.7  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

5.8  Entire Agreement; Amendment; Waiver.  This Agreement (including the Schedules and Annexes hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Neither this Agreement nor any terms hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Issuer and the Investor.

5.9  Separability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.10  Agent’s Fees.

(a)
The Issuer hereby agrees to indemnify and to hold the Investor harmless of and from any liability for commission or compensation in the nature of an agent’s fee to any broker or other Person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Issuer or any of its employees or representatives in connection with the transactions contemplated by this Agreement.

(b)
The Investor hereby agrees to indemnify and to hold the Issuer harmless from any liability for any commission or compensation in the nature of an agent’s fee or other Person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Investor or any of its employees or representatives in connection with the transactions contemplated by this Agreement.

5.11  Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.12  United States Dollars.  All dollar amounts in this Agreement are in United States Dollars.

5.13  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

ACCOUNTABILITIES, INC.	TRI-STATE EMPLOYMENT SERVICES, INC.
/s/ Allan Hartley	/s/ Robert Cassera
Name: Allan Hartley	Name: Robert Cassera
Title: President	Title: President

SCHEDULE 2.9

Tax Status

Certain tax returns required to be filed by the Issuer’s predecessor, Humana Trans Services Holding Corp. (“Humana”), and Humana’s subsidiaries have not yet been filed, including the returns for 2004 and 2005. The Issuer estimates that the unpaid tax liabilities of one of such subsidiaries is approximately $400,000.